U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2013

SEVEN ARTS ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34250	45-3138068
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8439 Sunset Boulevard, 4th Floor, West Hollywood, CA 90069

(Address of principal executive offices)

(323) 372-3080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2013, Vince Vellardita resigned as Chairman and a Director and employee of Seven Arts Entertainment Inc., and its affiliates (the "Company"). Mr. Vellardita will be issued $40,000 in newly issued common stock of SAE, with a restrictive legend under Rule 144. Mr Vellardita will appoint the Company as an agent to license of the television series “AJ Time Traveler” pursuant to a customary distribution agreement subject to good faith negotiation with standard industry parameters. The terms of the agency shall be two years with a commission of 25% to Mr Vellardita of actual collections, whenever such collections are made. Mr Vellardita shall have approval of any cost incurred by the Company above $5,000 in relation to the licensing of “AJ Time Traveler”.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Agreement between Vincent Vellardita and the Company, dated August 28, 2013.

99.1	Press Release, dated September 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SEVEN ARTS PICTURES, INC.

Date: September 4, 2013	By:	/s/ Katrin Hoffman
Katrin Hoffman, acting CEO